Investor Presentation – Third Quarter 2023 November 2023 Financial Information for the three and nine months ended September 30, 2023 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Q3 2023 Year-to-date Highlights Revenue $1.2 billion 17.0% vs. prior year Adjusted Net Income2 $65.1 million 33.4% vs. prior year Book Value per share2,3 $10.78 2.7% vs. 9/30/23 Net Income1 $7.1 million vs. prior year net loss of $(9.1) million Overall  Today, Tiptree announced its intent to take our specialty insurance subsidiary, Fortegra, public. ― Tiptree expects the Fortegra IPO to be a primary offering with the proceeds used to support Fortegra’s growth. ― Tiptree expects to maintain majority ownership of Fortegra and believes a Fortegra IPO will create a platform to serve the future capital needs of the business.  Adj. net income2 of $65.1mm, with a 16.1% adj. ROAE2, driven by strong performance in insurance operations. Insurance  $2,440mm of gross written premiums and premium equivalents (GWPPE)4, 25% increase from prior year, driven growth in specialty E&S and admitted insurance lines and fee-based services.  Combined ratio of 90.5% driven by consistent underwriting performance and the scalability of Fortegra’s operating platform.  Adj. net income of $83.1mm, up 39% from prior year driven by revenue growth.  Adj. return on average equity of 30%. Tiptree Capital  Pre-tax loss of $6.1mm driven by unrealized investment losses and the sale of vessels in 2022. ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. Adjusted net income is presented before the impacts of non-controlling interests. 3 Annual total return defined as cumulative dividends paid of $0.19 per share plus change in book value per share as of September 30, 2023. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q3'22	Q3'23	Q3'22 YTD	Q3'23 YTD
Total Revenues	$363.5	$416.5	$1,028.2	$1,202.7
Net income (loss)	$14.2	$2.2	$(9.1)	$7.1
Diluted EPS	$0.38	$0.04	$(0.26)	$0.18
Adjusted net income[1]	$19.4	$24.0	$48.8	$65.1
Adjusted ROAE[1]	14.8%	17.6%	14.2%	16.1%
Total shares outstanding			36.2	36.8
Book Value per share[1]			$10.68	$10.78

Adjusted Net Income by business



$20.7
$9.5
$19.5
$(8.3)
Q3'21
$19.4
$4.9
$19.8
$(5.3)
Q3'22
$24.0
$30.0
$(0.3)
$(5.7)
Q3'23
$47.0
$23.6
$46.4
$(23.0)
Q3'21 YTD
$48.8
$9.8
$59.9
$(20.8)
Q3'22 YTD
$65.1
$83.1
$(18.2)
Q3'23 YTD
Tiptree Capital
Fortegra
Corporate

Key Highlights – Q3'23

Revenues up 19%, excluding the impact of investment gains/losses

- Growth in earned premiums, service fees and investment income
- Improvement in investment portfolio book yield to 3.2%, from 2.0% prior year

Net income of $2.2mm

- Growth in insurance operations while maintaining consistent combined ratio
- Positive contributions from mortgage business
- Decrease driven by unrealized investment losses and sale of vessels in 2022

Adj. net income of $24.0mm, increased by 23.9% versus prior year

- Continued revenue growth and consistent combined ratio at Fortegra

Adj. ROAE of 17.6%, improvement of 14.8% versus prior year

1 For a reconciliation of Non-GAAP metrics Adjusted net income (before non-controlling interests), Adjusted return on average equity (annualized) and book value per share to GAAP financials, see the Appendix.

3

Specialty Insurance Performance Highlights Q3’23

Fortega – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials

	Q3'22	Q3'23	Q3'22 YTD	Q3'23 YTD
Premiums & equivalents[2]	$761.4	$834.5	$1,957.0	$2,439.9
Revenue	$327.0	$406.8	$903.4	$1,159.9
Pre-tax income (loss)	$15.3	$35.7	$39.1	$85.6
Adjusted net income[1]	$19.8	$30.0	$59.9	$83.1
Adjusted ROAE[1]	24.8%	31.2%	25.8%	30.3%
Combined ratio	91.3%	90.2%	90.7%	90.5%
Unearned Premiums & Deferred Revenues			$1,978.2	$2,285.2

Insurance products

Underwriting and Fee Revenues[1]


$387
$315
93
74
Services
294
241
Insurance
Q3'22
Q3'23

Underwriting and Fee Margin[1]


$92
$71
31
24
Services
61
46
Insurance
Q3'22
Q3'23

Combined Ratio


91.3%
90.2%
13.7%
13.8%
Expense Ratio
77.6%
76.4%
Underwriting Ratio
Q3'22
Q3'23

Q3'23 Highlights & Outlook

1. Record underwriting and fee revenues of $387mm, up 23%
   - Product & distribution expansion to drive continued growth, while maintaining underwriting discipline
   - Continued investment in growth initiatives
     - ✓ Specialty E&S and admitted lines
     - ✓ Capital-light warranty lines
     - ✓ European expansion
2. Produced stable, growing results from underwriting and fees
   - Combined ratio improved to 90.2%, YTD consistent at 90.5%
   - Record underwriting margin of $92mm, up 30%
   - 2023 ROAE % exceeds 30%, annualized
3. Unearned premiums and deferred revenue grew to $2.3Bn, a 16% increase year-over-year

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income (before non-controlling interests), Adjusted return on average equity (annualized), underwriting and fee revenues and underwriting and fee margin. .
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.
Note: Tiptree's ownership and as converted ownership were 79.5% and 70.9%, respectively, as of September 30, 2023 (as converted includes the impact of Fortegra preferred stock, warrants, and employee stock awards).

5

Growth oriented while maintaining underwriting profitability 76.2% 73.3% 74.0% 76.9% 76.6% 16.5% 18.3% 16.8% 13.8% 13.9% 92.7% 91.6% 90.8% 90.7% 90.5% Q3'19 Q3'20 Q3'21 Q3'22 Q3'23 $22.2 $29.8 $46.4 $59.9 $83.1 Q3'19 Q3'20 Q3'21 Q3'22 Q3'23 6 ($ in millions, all figures represent Q3 year-to-date) Gross Written Premiums & Equivalents1 Underwriting & Fee Revenues and Margin2 Adjusted Net Income2 726 777 1,136 1,457 1,744 209 399 482 500 696 $935 $1,176 $1,618 $1,957 $2,440 Q3'19 Q3'20 Q3'21 Q3'22 Q3'23 Combined Ratio Adj. ROAE%2 Adj. Net Income U/W Ratio Expense Ratio Insurance Services 1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership. 2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income (before non-controlling interests), Adjusted return on average equity (annualized), underwriting and fee revenues and underwriting and fee margin 10% U/W & Fee Revenues 26% U/W & Fee Margin 30%21%14% $103 $126 $177 $203 $257 Q3'19 Q3'20 Q3'21 Q3'22 Q3'23 $435 $471 $681 $877 $1,100 Q3'19 Q3'20 Q3'21 Q3'22 Q3'23

Investment Portfolio Cash & Equivalents 36% Government & Agency 34% Corporate Bonds 14% Muni & ABS 6% Equities 2% Other Alternatives 8% Cash & Equivalents 39% Government & Agency 37% AA 5% A 12% BBB 5% $1,127mm 7 Asset Allocation Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 1,017 1,127 97 112 $1,113 $1,239 Q3'22 Q3'23 Other investments Fixed Income & Cash Return Metrics (Pre-tax) $1,239mm ◼ 2.4 year duration ◼ AA, S&P rating 3.2%2.0%Book yield Q3’22 Q3’23 Q3’22 YTD Q3’23 YTD Net investment income – P&L $3.6 $5.4 $10.2 $19.6 Net realized and unrealized gains (losses) – P&L $(6.4) $(1.6) $(23.2) $(10.6) Unrealized gains (losses) on AFS Securities – OCI $(18.1) $(10.0) $(56.5) $(4.1)

Performance Highlights Q3’23

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Capital Allocation



$185.9
$123.1
3.4
16.1
56.7
46.9
88.7
37.3
54.1
5.9
Q3'22
Q3'23
Cash and U.S. Government Securities
Equity Securities
Mortgage
Maritime transportation and other

Financial drivers

	Pre-tax income (loss)			
	Q3'22	Q3'23	Q3'22 YTD	Q3'23 YTD
Mortgage	$(0.9)	$0.4	$3.3	$(0.9)
Senior living (Invesque)[2]	(1.4)	(5.6)	(12.9)	(7.2)
Maritime transportation	20.0	(1.0)	36.5	(1.7)
Other	0.4	0.1	(3.1)	5.3
Total	$18.1	$(6.1)	$23.8	$(4.5)

Q3'23 Year-to-date Highlights

Mortgage:
- Mortgage origination volumes of $664mm, down 29% from PY
- Pre-tax contributions below PY from volume decline and lower positive FV on MSR asset; gain on sale margins improved by 10 bps to 4.7%
- MSR asset of $43mm, up $2.0mm year-to-date

Cash & U.S Government Securities:
- Invested in U.S. Government and money market funds

Equities:
- Q3'23 unrealized loss of $5.9mm, compared to PY loss of $12.9m, driven by Invesque

Maritime transportation:
- Favorable valuations led to sales of all five vessels in 2022

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $6.8 million, $5.6 million in Tiptree Capital as of September 30, 2023.

9

01 Summary & Outlook

11 ❑ Significant opportunities to achieve value creation objectives at Fortegra ❑ Capital available to redeploy into long-term value creating opportunities Summary & Outlook ($ in millions) ✓ Strong operating performance from our businesses – Fortegra continues to deliver record top-line and return on equity – Increasing yields on investment portfolio – Mortgage business returned to profitability in Q3’23 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. Nine Month 2023 Highlights Looking Ahead

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

Non-GAAP Reconciliations 13 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. The calculation of Adjusted Net Income excludes net realized and unrealized gains (losses) that relate to investments or assets rather than business operations. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. Adjusted net income is presented before the impacts of non-controlling interests. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of Fortegra Financial in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020, ITC in 2022 and Premia in 2023. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the Producer Owned Reinsurance Company (PORCs) and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use non-GAAP metrics of underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues excluding net investment income, net realized gains (losses) and net unrealized gains (losses), ceding fees, ceding commissions and cash and cash equivalent interest income as reported in other income. Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes, excluding net investment income, net realized gains (losses), net unrealized gains (losses), cash and cash equivalent interest income, employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee programs. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting & Fee Revenues & Margin

TiptreeInc.

($ in thousands, except per share information)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Total Revenues	$ 406,779	$ 327,028	$ 1,159,900	$ 903,388	$ 721,524	$ 482,299	$ 464,962
Less: Net investment income	(5,416)	(3,632)	(19,613)	(10,164)	(9,331)	(8,803)	(6,644)
Less: Net realized and unrealized gains (losses)	1,616	6,382	10,602	23,151	(5,004)	27,307	(4,705)
Less: Ceding fees	(9,711)	(10,653)	(32,613)	(29,020)	(17,397)	(13,045)	(10,313)
Less: Ceding commissions	(2,440)	(4,023)	(10,761)	(9,886)	(8,827)	(16,217)	(7,150)
Less: Cash and cash equivalent interest income	(3,607)	(428)	(7,827)	(737)	(31)	(196)	(812)
Underwriting and fee revenues - Non GAAP	$ 387,221	$ 314,674	$ 1,099,688	$ 876,732	$ 680,934	$ 471,345	$ 435,339

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Income (loss) before income taxes	$ 35,722	$ 15,304	$ 85,584	$ 39,057	$ 49,569	$ 418	$ 24,095
Less: Net investment income	(5,416)	(3,632)	(19,613)	(10,164)	(9,331)	(8,803)	(6,644)
Less: Net realized and unrealized gains (losses)	1,616	6,382	10,602	23,151	(5,004)	27,307	(4,705)
Less: Money market interest income	(3,607)	(428)	(7,827)	(737)	(31)	(196)	(812)
Plus: Depreciation and amortization	5,823	4,742	15,955	13,697	12,905	7,229	6,874
Plus: Interest expense	6,260	5,027	18,921	15,166	13,097	11,218	11,150
Plus: Employee compensation and benefits	30,969	22,071	83,292	64,159	57,007	47,927	36,526
Plus: Other expenses	20,295	21,083	69,880	58,521	59,168	40,574	36,991
Underwriting and fee margin	$ 91,662	$ 70,549	$ 256,794	$ 202,850	$ 177,380	$ 125,674	$ 103,475

	As of September 30, 2023	As of September 30, 2022
Total stockholders' equity	$ 543,573	$ 519,574
Less: Non-controlling interests	(147,482)	(132,295)
Total stockholders' equity, net of non-controlling interests	$ 396,091	$ 387,279
Total common shares outstanding	36,750	36,247
Book value per share	$ 10.78	$ 10.68

14

Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

For the Three Month Ended September 30, 2023

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 35,722	$ 359	$ (6,494)	$ (8,446)	$ 21,141
Less: Income tax (benefit) expense	(9,261)	(76)	1,179	(4,115)	(12,273)
Less: Net realized and unrealized gains (losses) (1)	1,616	(788)	6,625	-	7,453
Plus: Intangibles amortization (2)	4,878	-	-	-	4,878
Plus: Stock-based compensation expense	717	-	-	1,246	1,963
Plus: Non-recurring expenses (3)	113	-	-	-	113
Plus: Non-cash fair value adjustments (4)	(2,447)	-	-	-	(2,447)
Plus: Impact of tax deconsolidation of Fortegra (5)	-	-	-	4,396	4,396
Less: Tax on adjustments (6)	(1,295)	178	(1,305)	1,231	(1,191)
Adjusted net income	$ 30,043	$ (327)	$ 5	$ (5,688)	$ 24,033
Average stockholders' equity	$ 385,266	$ 53,939	$ 139,786	$ (34,169)	$ 544,822
Adjusted return on average equity	31.2%	(2.4)%	0.0%	NM%	17.6%

For the Three Month Ended September 30, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 15,304	$ (940)	$ 19,077	$ (8,316)	$ 25,125
Less: Income tax (benefit) expense	(3,765)	92	(3,963)	2,568	(5,068)
Less: Net realized and unrealized gains (losses) (1)	6,382	(82)	(12,694)	-	(6,394)
Plus: Intangibles amortization (2)	4,115	-	-	-	4,115
Plus: Stock-based compensation expense	33	-	75	1,588	1,696
Plus: Non-recurring expenses (3)	89	-	53	-	142
Plus: Non-cash fair value adjustments (4)	-	-	(130)	-	(130)
Plus: Impact of tax deconsolidation of Fortegra (5)	-	-	-	(1,425)	(1,425)
Less: Tax on adjustments (6)	(2,327)	153	3,238	270	1,334
Adjusted net income	$ 19,831	$ (777)	$ 5,656	$ (5,315)	$ 19,395
Average stockholders' equity	$ 319,703	$ 57,133	$ 84,445	$ 61,178	$ 522,459
Adjusted return on average equity	24.8%	(5.4)%	26.8%	NM%	14.8%

($ in thousands)

For the Nine Months Ended September 30, 2023

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 85,584	$ (894)	$ (3,597)	$ (28,105)	$ 52,988
Less: Income tax (benefit) expense	(22,936)	231	419	(6,833)	(29,119)
Less: Net realized and unrealized gains (losses) (1)	10,602	(933)	5,885	-	15,554
Plus: Intangibles amortization (2)	12,667	-	-	-	12,667
Plus: Stock-based compensation expense	1,238	-	-	5,032	6,270
Plus: Non-recurring expenses (3)	2,476	-	-	-	2,476
Plus: Non-cash fair value adjustments (4)	(2,611)	-	-	-	(2,611)
Plus: Impact of tax deconsolidation of Fortegra (5)	-	-	-	10,210	10,210
Less: Tax on adjustments (6)	(3,919)	207	(1,070)	1,468	(3,314)
Adjusted net income	$ 83,101	$ (1,389)	$ 1,637	$ (18,228)	$ 65,121
Average stockholders' equity	$ 365,375	$ 54,411	$ 103,332	$ 15,456	$ 538,574
Adjusted return on average equity	30.3%	(3.4)%	2.1%	NM%	16.1%

For the Nine Months Ended September 30, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 39,057	$ 3,350	$ 20,468	$ (33,895)	$ 28,980
Less: Income tax (benefit) expense	(11,099)	(874)	(3,469)	(16,095)	(31,537)
Less: Net realized and unrealized gains (losses) (1)	23,151	(7,976)	(8,293)	-	6,882
Plus: Intangibles amortization (2)	12,146	-	-	-	12,146
Plus: Stock-based compensation expense	2,376	-	98	5,437	7,911
Plus: Non-recurring expenses (3)	1,561	-	(869)	2,108	2,800
Plus: Non-cash fair value adjustments (4)	-	-	3,554	-	3,554
Plus: Impact of tax deconsolidation of Fortegra (5)	1,560	-	-	22,544	24,104
Less: Tax on adjustments (6)	(8,859)	1,984	1,783	(915)	(6,007)
Adjusted net income	$ 59,893	$ (3,516)	$ 13,272	$ (20,816)	$ 48,833
Average stockholders' equity	$ 309,042	$ 58,558	$ 94,169	$ (1,891)	$ 459,878
Adjusted return on average equity	25.8%	(8.0)%	18.8%	NM%	14.2%

The footnotes below correspond to the tables above, under "—Adjusted Net Income - Non-GAAP and "—Adjusted Return on Average Equity - Non-GAAP" (annualized).

Adjusted net income is presented before the impacts of non-controlling interests. Tiptree's subsidiary ownership percentage as of September 30, 2022 was Fortegra 79.5%, Tiptree Marine 100%, Reliance (Mortgage) 100%.

(1) Net realized and unrealized gains (losses) added back in Adjusted net income excludes net realized and unrealized gains (losses) from the mortgage segment, those relating to our held-for-sale mortgage originator (Luxury), and unrealized gains (losses) on mortgage servicing rights.
2) Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net.
(3) For the three and nine months ended September 30, 2023, and 2022, included in other expenses were expenses related to banker and legal fees associated with the acquisitions of Premia and ITC.
(4) For the three and nine months ended September 30, 2023, non-cash fair-value adjustments represent a decrease in fair value of the Fortegra Additional Warrant liability which are added-back to adjusted net income. For the 2022 periods, maritime transportation depreciation and amortization was deducted as a reduction in the value of the vessel.
(5) For the three and nine months ended September 30, 2023, included in the adjustment is an add-back of $4.4 million and $10.2 million, respectively, related to deferred tax expense from the WP Transaction. For the three and nine months ended September 30, 2022, included in the adjustment is an add-back of $(1.4) million and $24.1 million, respectively, related to deferred tax expense from the WP Transaction.
(6) Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts.

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TiptreeInc. ir@tiptreeinc.com